EXHIBIT 10.31


                        THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA,


                                             as the Landlord

                                       AND


                    SIMMONS COMPANY (a Delaware Corporation)


                                             as the Tenant




                               INDENTURE OF LEASE


                              Dated, 19 June, 1973


               Demised Premises:

                         540 Beautyrest Avenue
                         Jacksonville, Florida  32205






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                                TABLE OF CONTENTS

                                                                            Page
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                    Article I
Covenant to Pay Rent  . . . . . . . . . . . . . . . . . . . . . . . 3

                                   Article II
Occupancy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                   Article III

Additional Rent, Taxes, Assessments, Water Rates, Charges, etc. . . 3
Other Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Tax Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Contesting Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                   Article IV
Hazard Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . 5
Public Liability Insurance  . . . . . . . . . . . . . . . . . . . . 5
Parties Protected by Insurance  . . . . . . . . . . . . . . . . . . 5
Policies Delivered to Landlord  . . . . . . . . . . . . . . . . . . 5
Unearned Premium Apportioned  . . . . . . . . . . . . . . . . . . . 5

                                    Article V

Landlord's Remedies in Event Tenant Fails to Pay Impositions  . . . 6

                                   Article VI
Repairs by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                   Article VII

Tenant's Compliance With Laws and Ordinances  . . . . . . . . . . . 6
Tenant's Right to Contest Ordinances, etc.  . . . . . . . . . . . . 7

                                  Article VIII
Changes and Alterations . . . . . . . . . . . . . . . . . . . . . . 7

                                   Article IX
Mechanic's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                    Article X
Waste . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                   Article XI
Landlord's Right of Inspection  . . . . . . . . . . . . . . . . . . 9
Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9









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                                   Article XII

Assignment, Subletting or Mortgaging by Tenant Without Consent  .  10

                                  Article XIII

Excavation or Adjacent Building Operation . . . . . . . . . . . .  10

                                   Article XIV
Light, Heat and Power . . . . . . . . . . . . . . . . . . . . . .  10

                                   Article XV

Indemnification of Landlord for Claims Arising
 from Accident, etc.  . . . . . . . . . . . . . . . . . . . . . .  10
Physical Condition of Demised Premises  . . . . . . . . . . . . .  11

                                   Article XVI
Destruction and Restoration . . . . . . . . . . . . . . . . . . .  11
Application of Insurance Proceeds . . . . . . . . . . . . . . . .  11
Damage in Excess of Insurance Proceeds  . . . . . . . . . . . . .  11

                                  Article XVII
Eminent Domain  . . . . . . . . . . . . . . . . . . . . . . . . .  12
Partial Taking, Major . . . . . . . . . . . . . . . . . . . . . .  12
Partial Taking, Minor . . . . . . . . . . . . . . . . . . . . . .  13

                                  Article XVIII
Subordination of Lease to Mortgage  . . . . . . . . . . . . . . .  14

                                   Article XIX

Use of Vaults Projecting Beyond Building Lines  . . . . . . . . .  14

                                   Article XX
Bankruptcy and Insolvency . . . . . . . . . . . . . . . . . . . .  15
Default in Covenants  . . . . . . . . . . . . . . . . . . . . . .  15
Default in Payment of Rent or Additional Rent . . . . . . . . . .  15
Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Re-entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                   Article XXI
Renewal Terms . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                  Article XXII
Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                  Article XXIII
Covenants as to Use . . . . . . . . . . . . . . . . . . . . . . .  18
Surrender . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                  Article XXIV
Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . .  18








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                                   Article XXV
Definition of Landlord  . . . . . . . . . . . . . . . . . . . . .  18

                                  Article XXVI

Acknowledgement by Tenant that Lease is in Full Force
 and Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                  Article XXVII
Landlord's Remedies Cumulative  . . . . . . . . . . . . . . . . .  19

                                 Article XXVIII
Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .  19

                                  Article XXIX
Marginal Captions . . . . . . . . . . . . . . . . . . . . . . . .  19









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Parties      THIS INDENTURE, made the 19th day of June, 1973, by and between THE
          PRUDENTIAL INSURANCE COMPANY OF AMERICA, a corporation organized and existing under and by virtue of the laws of the State of New Jersey, having its principal place of business at No. 763 Broad Street in the City of Newark, County of Essex and State of New Jersey, party of the first part (hereinafter referred to as the "Landlord"), and Simmons Company, a corporation organized and existing under and by virtue of the laws of the State of Delaware, having its principal place of business at No. 280 Park Avenue, in the City of New York, County of Manhattan, and State of New York, party of the second part
          (hereinafter referred to as the "Tenant"),

                              W I T N E S S E T H:

Premises     That the Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the Tenant, its successors and assigns, to be paid, kept and performed, has demised and leased, and by these presents does demise and lease, unto the Tenant, and the Tenant does hereby take and hire upon and subject to the conditions hereinafter expressed, the real property together with the buildings* and improvements thereon erected, bounded and described as follows:

             540 Beautyrest Avenue

             All that lot or parcel of land, with the buildings and improvements thereon in the City of Jacksonville, County of Duval and State of Florida 32205

          See Exhibit "A" attached hereto and by reference made a part hereof.

          *Subject to: Timely completion within the next twelve (12) months or sooner, a masonry building addition of at least seventy five thousand (75,000) square feet in accordance with the plans as prepared by A. Epstein and Sons, Inc. Engineers of 2011 W. Pershing Road, Chicago, Illinois 60609, dated December 5, 1972. Said plans are further identified by sheet number CAE-1; A-2; A-3; A-4; S-1; S-2; S-3; PFP-1; M-1; E-1; E-2. Prior to disbursement of Landlord's funds of eight hundred fifty thousand dollars ($850,000) as reimbursement to Simmons Company for funds expended for these improvements, A. Epstein and Sons, Inc. shall submit to Landlord a final certificate of completion certifying that these improvements have been completed in accordance with the approved plans and specifications. The completion of all improvements must be satisfactory to Landlord. All architectural and engineering fees and expenses shall be paid by Simmons Company.

             The above-described premises are hereinafter referred to as the "demised premises."






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Terms        TO HAVE AND TO HOLD the demised premises unto the Tenant, its successors and assigns, for an initial term of thirty (30) years commencing on the FIRST day of JULY, 1973, and expiring on the thirtieth day of June, 2003 (unless this lease shall sooner terminate as hereinafter provided), yielding and paying therefor during such initial term a net annual basic rental, over and above the other and additional payments to be made by the Tenant as hereinafter provided as follows:
                                   Basic Rent

             Lessee covenants to pay to Lessor during such term, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the office of Lessor, a net basic rental, over and above the other additional payments to be made by Lessees as hereinafter provided, as follows:

             For the period from JULY 1, 1973 to JUNE 30, 2003, an annual sum of $99,000.
          The said net basic rental shall be paid in equal monthly installments of $8,250 each in advance on the first day of each and every calendar month during the term commencing JULY 1, 1973.

          The said net basic rental shall increase to an annual sum of $155,500.00, to be paid in equal monthly installments of $12,958.33 each in advance on the first day of each and every calendar month upon the occurrence of all following events:
          1) Completion of improvements set forth in paragraph referenced "subject to" on page 1 of this Indenture of Lease; and
          2)   Payment by landlord to tenant the sum of $850,000
          3) Payment by tenant of all costs or charges to satisfy landlord that the demised premises are lien free, including the cost of title insurance for the new improvements.
          4) Execution by landlord and tenant of an addendum to this lease indicating the compliance of requirements 1, 2, and 3 above and setting forth the beginning date of increased annual rental.

Basic Rent        Said net annual basic rental shall be paid in equal monthly installments in advance on the first day of each and every calendar month hereafter in lawful money of the United States of America at the office of the Landlord, The Prudential Insurance Company of America, Newark, New Jersey, or at such other place as may hereafter be designated by the Landlord. Rental for a period of less than one month shall be adjusted pro-rata. Said net annual basic rental is hereinafter sometimes referred to as the "basic rent" or the "basic rent expressly reserved hereunder".







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                                    ARTICLE I

Covenant to         The Tenant covenants to pay the basic rent herein reserved
Pay Rent and all other sums which may become due hereunder, or be payable by the Tenant hereunder, at the times and in the manner in this lease provided.

                                   ARTICLE II

Occupancy           The Tenant agrees of use and occupy the demised premises
               only for

                    Any lawful use

                                   ARTICLE III

Additional          Section 1.  The Tenant covenants and agrees to pay, as
Rent, Taxes,   additional rent, before any fine, penalty, interest or cost
Assessments,   may be added thereto for the non-payment thereof, all real
Water Rates,   estate taxes, assessments, water rates and charges, and
Charges, etc.  other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits, which shall during the term hereby demised be laid, assessed, levied or imposed upon or become due and payable and a lien upon the demised premises or any part thereof (all of which taxes, assessments, water rates or charges, levies and other governmental charges are hereinafter referred to as "imposition"); provided, however, that if, by law, any such imposition is payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such imposition), the Tenant may pay the same together with any accrued interest on the unpaid balance of such imposition in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the non-payment of any such installment and interest; and provided, further, that any imposition relating to a fiscal period of the taxing authority, a part of which period is included within the term of this lease, and a part of which is included in a period of time after the termination of the term of this lease, shall (whether or not, during the term of this lease, such imposition shall be laid, assessed, levied, or imposed upon or become due and payable and a lien upon the demised premises or any part thereof) be adjusted as between the Landlord and the Tenant as of the termination of the term of this lease, so that the Landlord shall pay that proportion of such imposition which that part of such fiscal period included in the period of time after the termination of the term of this lease, bears to such fiscal period, and the Tenant shall pay the remainder thereof. With respect to any imposition for public improvements or benefits which by law is payable, or at the option of the taxpayer may be paid, in installments, the Landlord shall pay the installments thereof which become due and payable subsequent to the termination of the term of this lease, and the Tenant shall pay those installments which become due and payable during the term of this lease.

Other Tax           Section 2.  If at any time during the term of this lease,
               under the laws of the State or any political subdivision thereof in which the demised premises are situated, a tax or excise on rents or other tax, however described, is levied or assessed by said State or political subdivision against the Landlord or the basic rent expressly reserved hereunder, the Tenant covenants to pay and discharge such tax or excise on rents or other tax but only to the extent of the amount thereof which is lawfully assessed or imposed upon the Landlord and which was so assessed or imposed as a direct result of the Landlord's ownership of the demised premises, or of this lease or of the rentals accruing under this lease, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to the Landlord absolutely net without deduction of any nature whatsoever, foreseeable or unforeseeable, except as in this lease otherwise expressly provided. The payment to be made by the Tenant pursuant to this section shall be made before any fine,







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                                   ARTICLE IV

Hazard              Section 1.  The Tenant shall, at the Tenant's sole cost and
Insurance      expense, keep all buildings erected upon the demised premises and the fixtures therein, insured for the benefit of the Landlord and the Tenant in amount equivalent to the full insurable value thereof (excluding foundation and excavation costs), (a) against loss or damage by fire and (b) against such other risks, of a similar or dissimilar nature, as are or shall be customarily covered with respect to buildings similar in construction, general location, use and occupancy to the building then on the demised premises, including, but without limiting the generality of the foregoing, windstorm, hail, explosion, riot and civil commotion, damage from aircraft and vehicles and smoke damage, providing such additional coverage is obtainable. These insurance provisions shall in no way limit or modify any of the obligations of the tenant under any provision of this lease to restore the premises.

Public              Section 2.  The Tenant shall also, at the Tenant's sole cost
Liability      and expense, but for the mutual benefit of the Landlord and the
Insurance      Tenant, maintain (a) general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the demised premises or any elevators or escalators therein and on, in or about the adjoining streets and passageways, such insurance to afford protection to the limit of not less than $100,000 in respect to injury or death to a single person, and to the limit of not less than $300,000 in respect to any one accident, and to the limit of not less than $50,000 in respect to property damage; (b) steam boiler insurance on all steam boilers, pressure boilers or other such apparatus as the Landlord may deem necessary to be covered by such insurance and in such amount or amounts as the Landlord may from time to time reasonably require; and (c) war damage insurance (whenever such insurance shall be written and a state of war or public emergency exists) upon all buildings and fixtures to the full insurable value thereof.

Parties             Section 3.  All policies of insurance shall provide that
Protected      the proceeds thereof shall be payable to the Tenant and the
Insurance      Landlord as their respective interests may appear, except that the policies described in Section 1 and subdivision (b) and (c) of Section 2 of this Article shall, if the Landlord so requires, also be payable to the holder of any mortgage now or hereafter becoming a lien on the fee of the demised premises, or any part thereof, as the interest of such holder may appear, pursuant to a standard mortgagee clause. All policies of insurance shall provide that any loss shall be payable to the Landlord notwithstanding any act or omission of the Tenant which might otherwise result in a forfeiture or reduction of said insurance.

Policies            Section 4.  All policies of insurance shall be written
Delivered      in companies listed in the latest issue of Argus F. C.
to Landlord    & S. Chart, a National Underwriters Publication and meeting the following criteria:
                    (a)  Surplus to policyholders-$50,000 or more if in business
                         5 or more years.
                    (b)  Surplus to policyholders-$500,000 or more if in
                         business less than 5 years, all policies must name Prudential as an insured owner, and if Prudential is given a certificate of insurance rather than policies, the certificates must have attached endorsements providing for 10-day notice to Prudential of cancellation or material change.

                    Section 5. It is the intention of the parties that the Tenant shall take out, maintain in force at all times, pay for and deliver to the Landlord all of the certificates of insurance hereinabove referred to at such times and in such manner so that the Landlord shall at all times during the initial term and any renewal term of this lease be assured of policies which are in full force and effect.


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                                    ARTICLE V

Landlord's          The Tenant covenants and agrees that if it shall at any
Remedies in    time fail to pay any imposition pursuant to the provisons of
Event Tenant   Article III hereof, or to take out, pay for, maintain or
Fails to Pay   deliver any of the insurance policies provided for in Article
Impositions    IV hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed as in this lease provided, then the Landlord may, but shall not be obligated so to do, and without notice to or demand upon the Tenant and without waiving, or releasing the Tenant from, any obligations of the Tenant in this lease contained, pay any such imposition, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of the Tenant to be made and performed as in this lease provided, in such manner and to such extent as the Landlord may deem desirable, and in exercising any such rights to pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by the Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by the Landlord, together with interest thereon at the rate of six per cent (6%) per annum from the date of the making of such expenditure by the Landlord, shall be deemed additional rent hereunder and, except as otherwise in this lease expressly provided, shall be payable to the Landlord on demand or at the option of the Landlord may be added to any basic rent then due or thereafter becoming due under this lease, and the Tenant covenants to pay any such sum or sums with interest as aforesaid and the Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of the non-payment thereof by the Tenant as in the case of default by the Tenant in the payment of the basic rent.

                                   ARTICLE VI

Repairs by          The Tenant covenants throughout the term of this lease
Tenant and any renewal term, at the Tenant's sole cost and expense, to take good care of the demised premises, including the buildings and improvements now or at any time erected thereon, the equipment, fixtures, motors and machinery thereof, and the sidewalks, curbs, roadways, parking areas, fences and vaults, if any, and to keep the same in good order and condition, and shall promptly at the Tenant's own cost and expense make all necessary repairs, interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen. When used in this Article, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The provisions and conditions in Article VIII applicable to changes or alterations, or, as the case may be, to changes or alterations involving an estimated cost of more than $50,000, shall similarly apply to repairs required to be done under this Article. The Tenant shall keep and maintain all portions of the demised premises and the sidewalks adjoining same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice.

                                   ARTICLE VII

Tenant's            Section 1.  The Tenant covenants throughout the term of
Compliance     this lease, at the Tenant's sole cost and expense, promptly with Laws and  to comply with all laws and ordinances and the orders, rules,
Ordinances     regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the demised premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs or alterations, which may be applicable to the de-


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               mised premises, the fixtures thereof and the sidewalks.  [?] and vaults, if any, adjoining the demised premises or the use or manner of use of the demised premises. The Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the demised premises and the equipment thereof. The provisions and conditions in Article VIII applicable to changes or alterations or, as the case may be, to changes or alterations involving an estimated costs of more than $50,000.00 shall similarly apply to work required to be done under this Article.

Tenant's            Section 2.  The Tenant shall have the right to contest by
Right to       appropriate legal proceedings, without cost or expense to the
Contest        Landlord, the validity of any law, ordinance, order, rule,
Ordinances,    regulation or requirement of the nature herein referred to,
etc.           and if, by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be held in abeyance without subjecting the Tenant or the Landlord to any liability of whatsoever nature for failure so to comply therewith, the Tenant may postpone compliance therewith until the final determination of any such proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch.

                                  ARTICLE VIII

Changes and         The Tenant shall have the right at any time and from time
Alterations    to time during the initial term of this lease or any renewal term to make such changes and alterations, structural or otherwise, to the buildings, improvements and fixtures now or hereafter on the demised premises as the Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations of the Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions which the Tenant covenants to observe and perform:

               (a) No change or alteration shall be undertaken until the Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal permits and authorizations of the various municipal departments having jurisdiction, and the Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary.

               (b) No structural change or alteration shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by the Landlord.

               (c) No changes or alterations involving an estimated cost of more than $100,000 shall be undertaken until the Landlord shall have been furnished by the Tenant, at the Tenant's expense, with a bond on which the Tenant shall be principal, and a surety company authorized to do business in the state in which the demised premises are situate and satisfactory to the Landlord shall be surety, and in form satisfactory to the Landlord, conditioned upon the completion of and payment in full for such changes or alterations within a reasonable time, subject, however, to delays occasioned by strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, or similar causes beyond the control of the Tenant, or the Tenant shall have deposited with the Landlord a sum sufficient to pay the entire cost of any such change or alteration as estimated by the architect or engineer under whose supervision the work is to be conducted, under an agreement whereby the Landlord shall from time to time pay out sums upon the written request of the Tenant, which shall be accompanied by a certificate of the architect or engineer in charge of the work, stating (1) that the sum requested is justly due to the contractors, subcontractors, material men, laborers, engineers, architects or other persons, firms or corporations rendering services or materials for such changes or alterations, or is justly required to reimburse the Tenant for expenditures made by the Tenant in con-

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                    nection with such changes or alterations, and when added to all sums previously paid out by the Landlord does not exceed the value of the work done to the date of such certificate; and (2) that the remaining funds so deposited by the Tenant with the Landlord will be sufficient upon the completion of such work to pay for the same in full; and, upon submission of proof satisfactory to the Landlord that the work has been paid for in full, turn over to the Tenant the balance of the funds so deposited by the Tenant with the Landlord. The Tenant shall also furnish the Landlord at the time of any such payment with an official search, or other evidence satisfactory to the Landlord, that there has not been filed with respect to the demised premises any mechanic's or other lien which has not been discharged of record, in respect of any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with any such work. The Landlord shall not be required to pay out any such sum when the demised premises shall be encumbered with any such lien.

               (d) All changes and alterations involving an estimated cost of more than $50,000 shall be conducted under the supervision of an architect or engineer and performed by a contractor or builder each of whom shall be reasonably satisfactory to the Landlord.

               (e) All changes and alterations when completed shall be of such a character as not to reduce, or otherwise adversely affect, the value of the demised premises, nor to reduce the cubic content of the building, nor change the character of the building as to use.

               (f) All work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with the building and zoning laws of the place in which the demised premises are located and with all laws, ordinances, orders, rules, regulations and requirements of all federal state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the demised premises are situated or any other body exercising similar functions; the cost of any such change or alteration shall be paid in cash so that the demised premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the demised premises; the work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God inability to obtain labor or materials, governmental restrictions, or similar causes beyond the control of the Tenant excepted; workmen's compensation insurance covering all person employed in connection with the work and with respect to whom death or injury claims could be asserted against Landlord, the Tenant or the demised premises, general liability insurance for the mutual benefit of the Tenant and the Landlord with limits of not less than $500,000 in the event of injury to one person and of not less than $2,500,000 in the event of injury to any number of persons in any one accident, and with limits of not less than $250,000 for property damage shall be maintained by the Tenant at the Tenant's sole cost and expense at all times when any work is in process in connection with any change or alteration. All such insurance shall be in a company or companies authorized to do business in the state in which the demised premises are situate.

               (g) All improvements and alterations (other than the Tenant's movable trade fixtures and equipment) made or installed by the Tenant shall immediately upon completion or installation thereof be and become the property of the Landlord with-out payment therefor by the Landlord, and shall be surrendered to the Landlord upon the expiration or sooner termination of the initial term or any renewal term of this lease.

                                   ARTICLE IX

Mechanic's          The Tenant shall not suffer or permit any mechanic's liens
Liens to be filed against the demised premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding the demised premises or any part thereof through or under the Tenant. If any such mechanic's lien shall at any time be filed against the demised premises, the Tenant shall cause the same to be discharged of record within twenty (20) days after the date of filing the same. If the Tenant shall fail to discharge such mechanic's lien within such period, then in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is, or may be, prescribed by law. Any amount paid by the Landlord for any of the aforesaid purposes, and all reasonable legal and other expenses of the Landlord, including reasonable counsel fees, in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, with interest thereon at the rate of six percent. (6%) per annum from the date of payment shall be repaid by the Tenant to the Landlord on demand, and if unpaid may be treated as additional rent. Nothing herein contained shall imply any consent or agreement on the part of the Landlord to subject to the Landlord's estate to liability under any mechanic's lien law.

                                    ARTICLE X

Waste               The Tenant covenants not to do or suffer any waste or
               damage, disfigurement or injury to any building or improvement now or hereafter on the demised premises, or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereof.

                                   ARTICLE XI

Landlord's          Section 1.  The Tenant agrees to permit the Landlord
Right of In-   and the authorized representatives of the Landlord to enter
spection       the demised premises at all times during usual business hours for the purpose of inspecting the same and making any necessary repairs to the demised premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that the Landlord may deem necessary to prevent waste or deterioration in connection with the demised premises. Nothing herein shall imply any duty upon the part of the Landlord to do any such work which, under any provision of this lease, the Tenant may be required to perform and the performance thereof by the Landlord shall not constitute a waiver of the Tenant's default in failing to perform the same. The Landlord may during the progress of any work in the demised premises keep and store upon the demised premises all necessary materials, tools and equipment. the Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage of the Tenant by reason of making repairs or the performance of any work in the demised premises, or on account of bringing materials, supplies and equipment into or through the demised premised during the course thereof, and the obligations of the Tenant under this lease shall not thereby be affected in any manner whatsoever. The Landlord agrees, however, in connection with the doing of any such work to cause as little inconvenience, annoyance, disturbance, loss of business or other damage to the Tenant as may reasonably be possible in the circumstances. The landlord shall have no right to make repairs unless Landlord gives ten days notice to tenant of **.

Signs               Section 2.  The Landlord is hereby given the right during
               usual business hours to enter the demised premises and to exhibit the same for the purpose of sale or hire,

               **[Illegible]
               and during the final eleven months of the initial term or of any renewal term, the Landlord shall be entitled to display on the demised premises in such manner as not unreasonably to interfere with the Tenant's business the usual "For Sale" or "To Let" signs, and the Tenant agrees that such signs may remain unmolested upon the demised premises.

                                   ARTICLE XII

Assignment,         The Tenant shall not assign this lease, either in whole
Subletting or  or in part, nor let, underlet or mortgage the leasehold
Mortgaging     interest of the Tenant, or any part or parts thereof, with-
by Tenant      out first obtaining, in each and every instance, the Land-
without Con-   lord's consent thereto in writing.*  No such assignment,
sent           letting, underletting or mortgage shall relieve the Tenant from any of the Tenant's obligations in this lease contained nor shall any assignment or transfer of this lease be effective unless the assignee or transferee shall, at the time of such assignment or transfer, assume all the terms, covenants and conditions of this lease thereafter to be performed by the Tenant and shall agree to be bound thereby.

          *    which consent shall not be unreasonably withheld.

                                  ARTICLE XIII

Excavation or       If any excavation or other building operation shall be
Adjacent       about to be made or shall be made upon any adjoining
Building       premises or streets, the Tenant shall, at its own expense,
Operation      shore the foundations and walls of the demised premises and do any other act or thing necessary for the safety or preservation of the demised premises, and the Landlord shall not be liable for any inconvenience, annoyance, disturbance, loss of business or other damage arising therefrom.

                                   ARTICLE XIV

Light, Heat         The Tenant agrees to pay or cause to be paid all charges
and Power      for gas, electricity, light, heat or power, telephone or other communication service used, rendered or supplied upon or in connection with the demised premises throughout the term of this lease, and to indemnify the Landlord and save it harmless against any liability or damages on such account. The Tenant shall also at its sole cost and expense procure any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the demised premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to and upon the demised premises.

                                   ARTICLE XV

Indemnifi-          Section 1.  The Tenant agrees to indemnify and save harmless
cation of      the Landlord against and from any and all claims by or on behalf
Landlord for   of any person or persons, firm or firms, corporation or
Claims         corporations, arising from the conduct or management of or
Arising from   from any work or thing whatsoever done in or about the demised
Accident,      premises, and will further indemnify and save the Landlord
etc.           harmless against and from any and all claims arising during the initial term of this lease or any renewal term from any condition of the building on the demised premises or any street, curb or sidewalk adjoining the demised premises, or of any vaults, passageways or spaces therein or appurtenant thereto, or arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed, pursuant to the terms of this lease, or arising from any act of negligence of the Tenant, or any of its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the initial term of this lease or any renewal thereof, in or about the demised premises, or upon or under the sidewalks and the land adjacent thereto, and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Landlord by reason of any such claim, the

               Tenant upon notice from the Landlord covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to the Landlord.

Physical            Section 2.  The Tenant is fully familiar with the physical
Condition      condition of the demised premises, the building, improvements,
of Demised     fixtures and equipment thereof.  The Landlord has made no
Premises       representations of whatever nature in connection with the
               condition of the demised premises or of the buildings, improvements, fixtures or equipment thereof and the Landlord shall not be liable for any latent or patent defects therein.

                                   ARTICLE XVI

Destruction         Section 1.  The Tenant further covenants and agrees that
and            in case of damage to or destruction of any building on the
Restoration    demised premises or of the machinery, fixtures and equipment thereof by fire or otherwise, it will promptly at its sole cost and expense repair, restore and rebuild the same as nearly as possible to the condition they were in immediately prior to such damage or destruction or with such changes or alterations as may be made in conformity with Article VIII. The provisions and conditions in Article VIII applicable to changes or alterations, or, as the case may be, to changes or alterations involving an estimated cost of more than $100,000 shall similarly apply to work required to be done under this Article.

Application of      Section 2.  All insurance money recovered by the Landlord
Insurance      on account of such damage or destruction less the cost, if any,
Proceeds       to the Landlord of such recovery, shall be applied by the
               Landlord to the Payment of the cost of the repairing, restoring and rebuilding (hereinafter in this Article referred to as the "work") and shall be paid out from time to time to the Tenant as such work progresses upon the written request of the Tenant, which shall be accompanied by a certificate of the architect or engineer in charge of the work, stating (a) that the sum requested, is justly due to the contractors, sub-contractors, material men, laborers, engineers, architects or other persons, firms or corporations rendering services or materials for such work, or is justly required to reimburse the Tenant for ex-penditures made by the Tenant in connection with such work, and when added to all sums previously paid out by the Landlord does not exceed the value of the work done to the date of such certificate; and (b) that the insurance money remaining in the hands of the Landlord, together with the sums, if any, deposited by the Tenant with the Landlord pursuant to Article VIII hereof, will be sufficient upon the completion of such work to pay for the same in full. The Tenant shall also furnish the Landlord at the time of any such payment with an official search or other evidence satisfactory to the Landlord that there has not been filed with respect to the demised premises any mechanic's or other lien which has not been discharged of record in respect of any work, labor, services or materials performed, furnished or supplied or claimed to have been performed, furnished or supplied in connection with any such work. The Landlord shall not be required to pay out any insurance money when the demised premises shall be encumbered with any such lien. If the insurance money in the hands of the Landlord and such other sums, if any, deposited with the Landlord pursuant to Article VIII hereof shall be insufficient to pay the entire cost of such work, the Tenant agrees to pay the deficiency. Upon the completion of the work and payment in full thereof by the Tenant, the Landlord shall turn to the Tenant, upon submission of proof satisfactory to the Landlord that the work has been paid for in full, any insurance money then remaining and such other sums, if any, deposited with the Landlord pursuant to Article VIII hereof then remaining in the hands of the Landlord.

Damage              Section 3.  If, within two (2) years of the expiration of
in Excess of   the initial term of this lease, or within the last two (2)
Insurance      years of any renewal term, the building on the demised premises
Proceeds       shall be destroyed, or damaged to such extent that the
               restoration thereof will cost an amount in excess of $350,000 over and above the proceeds of any insurance, and the Tenant shall be unwilling to expend out of its own funds a sum in excess of said $350,000 for the purpose of restoring such destruction or damage, the Tenant shall with reasonable promptness notify the Landlord of such fact, which notice shall be accom-panied by a detailed statement of the nature and extent of such destruction or damage and detailed estimates of the total amount required to restore the same. Within sixty (60) days after the giving of such notice, the Landlord shall notify the Tenant either (a) that it will furnish at its sole cost and expense any excess over such $350,000 which is necessarily required in connection with the restoration, to be disbursed in conformity with the requirements hereinabove in this Article provided, or
               (b) that it is unwilling to expend any sum in excess of such $350,000 for such purpose. Failure to give such notice within such sixty (60) day period shall be deemed an election by the Landlord not to make such expenditure. In the event that the Landlord elects not to expend any such sum in excess of $350,000 as aforesaid, then the Tenant shall have the option, within ten
               (10) days after receipt of such notice or within ten (10) days after the expiration of said sixty (60) day period if Landlord fails to give such notice, to terminate this lease and the initial term or the particular renewal term, as the case may be, by notice in writing addressed to the Landlord. Upon the giving of such notice, this lease and the initial term or such renewal term, as the case may be, shall cease and come to an end on a day to be specified in said notice, which date shall not be more than sixty (60) days after the date of delivery of such notice and the Tenant shall make payment of all basic rent and other charges payable by the Tenant hereunder, justly apportioned to the date of such termination.

               If this Lease shall be terminated pursuant to this Section 3 of
               Article XVI, the Tenant shall have no right, title or interest in or to any insurance proceeds which may have been paid or be payable on account of such destruction or damage, and all such monies shall be the property of and be paid to the Landlord. The Tenant agrees promptly upon request of the Landlord to endorse properly and deliver to the Landlord all drafts and checks for such insurance money which may be payable jointly or otherwise to the Tenant.

                    Section 4. The Tenant's obligation to make payment of the basic rent and all other charges on the part of the Tenant to be paid and to perform all other covenants and agreements on the part of the Tenant to be performed shall not be affected by any such damage to or destruction of any building on the demised premises by fire or otherwise, except as expressly provided in this lease, and the Tenant hereby waives the provisions of any statute or law now or hereafter in effect contrary to such obligations of the Tenant as herein set forth or which relieve the Tenant therefrom.

                    Section 5. To the extent that any insurance money which would otherwise be payable to the Landlord or the Tenant is paid to any mortgagee and applied in payment or reduction of the sums secured by any mortgage made by the Landlord on the demised premises, the Landlord shall make available for the use of the Tenant in connection with the repairing, restoring and rebuilding of any building on the demised premises in the same manner provided in Section 2 of this Article, a sum equal to any amount so taken and applied by such mortgagee.

                                  ARTICLE XVII

Eminent             Section 1.  If, during the term of this lease or any renewal
Domain term, the entire demised premises shall be taken as a result of the exercise of the power of eminent domain (hereinafter referred to as the "proceeding"), this lease and all right, title and interest of the Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such proceeding, and the Landlord shall be entitled to and shall receive the total award made in such proceeding, the Tenant hereby assigning any interest in such award to the Landlord.

Partial             Section 2.  If, during the term of this lease or any renewal
Taking,        term, less than the entire demised premises but more than fifty
Major          percent (50%) of the usable floor area of the building on the demised premises shall be taken in any such proceeding, this lease shall upon vesting of title in the proceeding terminate as to the portion of the demised premises so taken, and the Tenant may terminate this lease as to the remainder of the demised premises. Such termination as to the remainder of the demised premises shall be effected by a notice in writing given not more than sixty (60) days after the date of vesting of title in such proceeding, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this lease and all right, title and interest of the Tenant hereunder shall cease and come to an end. If this lease is terminated as in this Section provided, the Landlord shall be entitled to and shall received the total award made in any such proceeding, the Tenant hereby assigning any interest in such award to the Landlord. The right of the Tenant to terminate this lease as in this Section provided shall be exercisable only upon condition that the Tenant is not in default in the performance of any of the terms, covenants or conditions of this lease on its part to be performed, and such termination upon the Tenant's part shall become effective only upon compliance by the Tenant with all such terms, covenants and conditions to the date of such termination.

Partial             Section 3.  If less than fifty per cent (50%) of the usable
Taking,        floor area of the building on the demised premises shall be taken
Minor          in such proceeding, or if more than such area is taken (but less than the entire demised premises) and this lease is not terminated as in Section 2 of this Article provided, this lease shall, upon vesting of title in the proceeding, terminate as to the part so taken and the Tenant shall have no claim or interest in the award, or any part thereof, and the Tenant in such case covenants and agrees, at the Tenant's sole cost and expense
               (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the building on the demised premises not so taken to a complete architectural unit for the use and occupancy of the Tenant as in this lease expressed. The provisions and conditions in Article VIII applicable to changes for alterations or, as the case may be, to changes or alterations involving an estimated cost of more than $100,000 shall similarly apply to work required to be done under this Article. The
               Landlord agrees, in connection with such restoration, to apply the net amount of any award, after deduction of all costs and expenses including counsel fees, that may be received by the Landlord in any such proceeding for physical damage to the building on the demised premises toward the cost of such restoration, and the said net award for physical damage to the building to the extent that the same may have been received by the Landlord shall be paid out from time to time to the Tenant as such restoration progresses upon the written request of the Tenant, which shall be accompanied by a certificate of the architect or engineer in charge of the restoration, stating (a) that the sum requested is justly due to the contractors, sub-contractors, material men, laborers, engineers, architects or other persons, firms or corporations rendering services or materials for such work of restoration, or is justly required to reimburse the Tenant for expenditures made by the Tenant in connection with such work of restoration, and when added to all sums previously paid out by the Landlord does not exceed the value of the restoration done to the date of such certificate;
               and (b) that the net amount of any such award for physical damage to the building as aforesaid remaining in the hands of the Landlord, together with the sums, if any, deposited by the Tenant with the Landlord pursuant to Article VIII hereof will be sufficient upon the completion of such restoration to pay for the same in full. If payment of the award for physical damage to the building as aforesaid shall not be received by the Landlord in time to permit payments as the work of restoration progresses, the Tenant shall nevertheless perform and fully pay for such work without delay (except such delays as are referred to in Article
               VIII), and payment of the amount to which the Tenant may be entitled shall thereafter be made by the Landlord out of the net award for physical damage to the building as and when payment of such award is received by the Landlord. The Tenant shall also furnish the Landlord with each certificate hereinabove referred to, an official search or other evidence satisfactory to the Landlord that there has not been filed with respect to the demised premises any mechanic's or other lien which has not been discharged of record in respect of any work, labor, services or materials performed, furnished or supplied or claimed to have been performed, furnished or supplied in connection with the restoration. The Landlord shall not be required to pay out any funds when the demised premises shall be encumbered by any such lien. If the funds to be applied by the Landlord as in this Section provided shall be insufficient to pay the entire cost of such restoration, the Tenant agrees to pay the deficiency. From and after the date of vesting of title in such proceeding, a just and proportionate part of the basic rent, according to the extent and nature of such taking, shall abate for the remainder of the initial term and any renewal term of this lease. In the event of any such taking as in this Section 3 contemplated, or in the event of any taking as in Section 2 of this Article provided without a termination of this lease as in such Section 2 provided, the Landlord shall be entitled to and shall receive the total award made in such proceeding, and the Tenant does hereby assign to the Landlord such total award and all right, title and interest of whatsoever nature (except as in Section 4 of this Article provided) that the Tenant may have in and to the total award made in any such proceeding.

                    Section 4. In any taking of the demised premises, or any part thereof, whether or not this lease is terminated as in this Article provided, the Tenant shall not be entitled to any portion of the award for the land or buildings or for the estate or interest of the Tenant therein, all such awards being hereby assigned to the Landlord except that the Tenant shall have, nevertheless, the right to prove in the proceeding and to receive any award which may be made for damages for or condemnation of the Tenant's movable trade fixtures and equipment.

                    Section 5. If all or any portion of the demised premises shall be taken by the exercise of the right of eminent domain for governmental occupancy for a limited period, this lease shall not terminate and the Tenant shall continue to perform and observe all of its obligations hereunder as though such taking had not occurred except only to the extent that it may be prevented from so doing pursuant to the terms of the order of the authority which made the taking. In the event of such a taking as in this Section referred to, the Tenant, upon its paying the rent and additional rent herein provided and upon its faithfully performing all the covenants and conditions hereunder except as prevented as above stated, shall be entitled to receive the entire amount of any award for use and occupancy (whether in lieu of rent or otherwise) made for such taking, unless the terms of the governmental taking shall extend the period of governmental occupancy beyond the termination of the initial term of this lease or any renewal term, in which case the award shall be apportioned between the Landlord and the Tenant as of the date of such lease termination hereunder. The Tenant covenants that at the termination of any such governmental occupancy it will, at its sole cost and expense, restore the building on the demised premises as nearly as may be reasonably possible to the condition in which the same was prior to such taking. In the event that, on the governmental taking, an amount of damages is allocated as compensation for alteration of the premises or for removal of any improvements or equipment belonging to the Landlord, such sums shall be the property of the Landlord and, when and if received by the Tenant, shall be paid over to the Landlord immediately.
               If upon termination of the governmental occupancy, the Tenant shall have, at its own expense, fully restored the demised premises hereunder to the Landlord's satisfaction, the Landlord shall then pay over to the Tenant the amount of the award allocated to alteration and Landlord's removal as aforesaid, but such payment shall be without interest and shall be limited to amount actually expended by the Tenant for said purpose of restoration.

                    Section 6. In the event of the termination of this lease or any part thereof as a result of any such proceeding, the Tenant shall pay to the Landlord all basic rent and all other charges payable by the Tenant with respect to that portion of the demised premises so taken in such proceedings and with respect to which this lease shall have terminated, justly apportioned to the date of such termination.

                                  ARTICLE XVIII

Subordina-          This lease shall be subject and subordinate to the lien of
tion of        any mortgage or mortgages which at any time may be placed upon
Lease to       the demised premises by the Landlord, its successors or assigns,
Mortgage       and to any replacements, renewals or extensions thereof.  The
               Tenant agrees, at any time hereafter, on demand, to execute and deliver any instruments, releases or other documents that may be required for the purpose of subjecting and subordinating this lease to the lien of any such mortgage or mortgages. The Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant, irrevocable, to execute and deliver such instruments, releases or other documents for and on behalf of the Tenant.

                                   ARTICLE XIX

Use of              It is expressly understood and agreed that all vaults now or
Vaults         hereafter built projecting beyond the building line of the
Project-       demised premises are not included within the premises demised by
ing Be-        this lease, but the Landlord covenants that the Tenant may occupy
yond           and use the same during the initial term of this lease and any
Building       renewal term, subject only to such laws, rules and regulations as
Lines          may be imposed by the appropriate municipal departments with respect thereto. No revocation on the part of any municipal department or authority of the license to maintain and use such vaults shall in any way affect this lease or the amount of the basic rent or any other charge payable by the Tenant hereunder.
               If any such license so to maintain and use such vaults shall be revoked the Tenant will, at its sole cost and expense, do and perform all such work as may be necessary to comply with any order revoking the same.

                                   ARTICLE XX

Bankruptcy          Section 1.  If during the initial term of this lease or any
and            renewal term (a) the Tenant shall make an assignment for the
Insolvency     benefit of creditors, or (b) a voluntary or involuntary petition be filed by or against the Tenant under any law having for its purpose the adjudication of the Tenant a bankrupt, or the extension of the time of payment, composition, adjustment, modification, settlement or satisfaction of the liabilities of the Tenant or to which any property of the Tenant may be subject, or the reorganization or liquidation of the Tenant, or (c) a receiver be appointed for the property of the Tenant by reason of the insolvency or alleged insolvency of the Tenant, or (d) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of the Tenant by reason of the insolvency or alleged insolvency of the Tenant, the occurrence of any such contingency shall be deemed a breach of the lease and this lease shall, ipso facto upon the happening of any of said contingencies be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the initial term or any renewal term, and the Tenant will then quite and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

Default             Section 2.  If, during the initial term of this lease or any
in             renewal term, (a) the Tenant shall make default in fulfilling any
Covenants      of the covenants of this lease (other than the covenants for the payment of basic rent, additional rent or other charges payable by the Tenant hereunder), or (b) the demised premises shall be left vacant or unoccupied or be deserted for a period of thirty
               (30) days, or (c) this lease, without the prior written consent of the Landlord, or except as expressly permitted, shall be assigned or transferred in any manner, or shall by operation of law pass to or devolve upon any third party (except any personal representative or distributee of a deceased individual assignee of this lease), the Landlord may give to the Tenant notice of any default or of the happening of any contingency in this Section referred to, and if at the expiration of thirty (30) days after the service of such notice the default or the contingency upon which said notice was based shall continue to exist, or in the case of a default or contingency which cannot with due diligence be cured within a period of thirty (30) days, if the Tenant fails to proceed promptly after the service of such notice and with all due diligence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days the time within which the tenant is to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), the Landlord, at its option may terminate this lease and upon such termination the Tenant will quit and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

Default in          Section 3.  If the Tenant shall make default in the payment
Payment of     of the basic rent expressly reserved hereunder, or any part of
Rent or        the same, and such default shall continue for fifteen (15) days
Additional     after notice thereof by the Landlord, or shall make default in
Rent           the payment of any item of additional rent, or any other charge required to be paid by the Tenant hereunder or any part of the same and such default shall continue for thirty (30) days after notice thereof by the Landlord, or if this lease shall expire as in Section 1 or section 2 of this Article provided, the Landlord or the Landlord's agents and servants may immediately or at any time thereafter re-enter the demised premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said premises together with all additions, alterations and improvements, without such re-entry and repossession working a forfeiture or waiver of the rents to be paid and the covenants to be performed by the Tenant during the full term hereof. Upon the expiration of the term of this lease by reason of the happening of any of the events herein-above described in Section 1 or Section 2, or in the event of the termination of this lease by summary dispossess proceedings or under any provision of law now or at any time hereafter in force by reason of or based upon or arising out of a default under or breach of this lease on the part of the Tenant, or upon the Landlord recovering possession of the demised premises in the manner or in any of the circumstances hereinbefore mentioned or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default under or breach of this lease on the part of the Tenant, the Landlord may, at its option, at any time and from time to time relet the demised premises, or any part or parts thereof, for the account of the Tenant or otherwise, and receive and collect the rents therefor, applying the same first to the payment of such expenses as the Landlord may have incurred in recovering possession of the demised premises, including the legal expenses and attorneys' fees, and for putting the same into good order or condition or preparing or altering the same for re-rental and all other expense, commissions and charges paid, assumed or incurred by the Landlord in or about reletting the premises and then to the fulfillment of the covenants of the Tenant hereunder. Any such reletting herein provided for may be for the remainder of the initial term or any renewal term of this lease as originally granted or for a longer or shorter period.
               In any such case and whether or not the demised premises, or any part thereof, be relet, the Tenant shall pay to the Landlord the basic rent and all other charges required to be paid by the Tenant up to the time of such termination of this lease, or of such recovery of possession of the demised premises by the Landlord, as the case may be, and thereafter, except in a case in which the liability of the Tenant as hereinafter provided arises by reason of the happening of any of the contingencies referred to in Section 1 hereof, the Tenant covenants and agrees, if required by the Landlord, to pay to the Landlord until the end of the initial term of this lease or any renewal term, as the case may be, the equivalent of the amount of all the basic rent reserved herein and all other charges required to be paid by the Tenant, less the net avails of reletting, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days herein specified, that is to say, upon each of such rent days the Tenant shall pay to the Landlord the amount of the deficiency then existing. In any of the circumstances hereinbefore mentioned in which the Landlord shall have the right to hold the Tenant liable upon the several rent days herein specified, to pay to the Landlord the equivalent of the amount of all the basic rent and all other charges required to be paid by the Tenant less the net avails of reletting, if any, the Landlord shall have the election in place and instead of holding the Tenant so liable, forthwith to recover against the Tenant as damages for loss of the bargain and not as a penalty an aggregate sum which at the time of such termination of this lease or of such recovery of possession of the premises by the Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the basic rent and all other charges payable by the Tenant hereunder that would have accrued for the balance of the initial term or any renewal term, as the case may be, over the aggregate rental value of the demised premises for the balance of such term.

Damages             Section 4.  If this lease shall terminate by reason of the occurrence of any contingency mentioned in Section 1 of this Article, the Landlord shall be entitled, notwithstanding any other provision of this lease or any present or future law, to recover from the Tenant or the Tenant's estate (in lieu of the equivalent of the amount of all basic rent unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty an aggregate sum which at the time of such termination of this lease represents the then present worth of the excess, if any, of the aggregate of the basic rent and all other charges payable by the Tenant hereunder that would have accrued for the balance of the initial term or any renewal term, as the case may be, over the aggregate rental value of the demised premises for the balance of such term, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case the Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this lease, the maximum amount which may be allowed by or under any such statute or rule of law. Nothing herein contained shall limit or prejudice the Landlord's right to prove and obtain as liquidated damages arising out of such breach or termination the max-imum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such an amount be greater, equal to, or less than the amount of the excess of the basic rent over the rental value referred to above.

Re-entry            Section 5.  The Tenant hereby expressly waives the service of notice of intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives any and all right of redemption in case the Tenant shall be dispossessed by a judge. The Tenant also waives and will waive any and all right to a trial by a jury in the event that summary proceedings shall be instituted by the Landlord. The terms "enter", "re-enter", "entry", or "re-entry" as used in this lease are not restricted to their technical legal meaning.

                                   ARTICLE XXI

Renewal             Section 1.  The Tenant shall have the right, to be exercised
Terms as hereinafter provided, to extend the term of this lease for (2) successive period of Ten (10) years each upon the following terms and conditions:

                    (a) That the Tenant is not in default in the performance of any of the terms, covenants and conditions herein contained in respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the time limited in this lease, at the time of the exercise of such right or at the time of commencement of the renewal term;

                    (b) Basic Rent during each renewal period shall be based on the higher of:
                         1. Basic rental during initial lease term or $155,500. annually.
                         2. 10% of the fair market value as established by a mutually selected MAI or an averaging of market value may be obtained by 3 independent MAI's, with landlord and tenant each selecting one appraiser and the third appraiser being selected by the other two. Appraisal fees are to be paid by the tenant.

                    (c) All other payments upon the part of the Tenant to be made as in this lease provided shall continue to be made during each of such renewal terms, including, but without limiting the generality of the foregoing, payment of taxes, assessments, water charges, fire and other insurance premiums.

                    Section 2. The Tenant shall exercise its right to the renewal terms by notifying the Landlord in writing of its election to exercise the right to renew the term of the lease at least one year prior to the expiration of the initial term of the lease and at least one year prior to the expiration of any renewal term.

                    Section 3. There shall be no further privilege of renewal of this lease beyond the last renewal period specified in Section 1 of this Article.

                                  ARTICLE XXII

Notices             All notices, demands and requests which may or are required to be given by either party to the other shall be in writing.
               All notices,
               demands and requests and requests by the Landlord to the Tenant shall be sent by United States Registered Mail, postage prepaid, addressed to the Tenant at the demised premises or at such other place as the Tenant may from time to time designate in a written notice to the Landlord. All notices, demands and requests by the Tenant to the Landlord shall be sent by United States Registered Mail, postage prepaid, addressed to the Landlord at or at such other place as the Landlord may from time to time designate in a written notice to the Tenant. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed.

                                  ARTICLE XXIII

Covenants           The Tenant, in the use and occupation of the demised
as to Use      premises and in the prosecution or conduct of any business therein, shall comply with the requirements of all laws, orders, ordinances, rules and regulations of the Federal, state, county and municipal authorities. The Tenant covenants that it will not use or permit to be used any part of the demised premises for any dangerous, noxious or offensive trade or business and will not cause or maintain any nuisance in, at or on the demised premises.

Surrender           The Tenant shall upon termination of this lease for any
               reason whatsoever surrender to the Landlord the buildings, structures, fixtures and building equipment upon the demised premises, together with all additions, alterations and replacements thereof (except the Tenant's movable trade fixtures, machinery, and equipment), in good order, condition and repair except for reasonable wear and tear.

                                  ARTICLE XXIV

Quiet               The Landlord covenants and agrees that the Tenant, upon
Enjoyment      paying the basic rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy said demised premises during the term of this lease, without hindrance or molestation of the Landlord, or any person or persons claiming under the Landlord, subject, however, to the matters hereinabove set forth immediately following the description of the demised premises.

                                   ARTICLE XXV

Definition          The term "Landlord" as used in this lease so far as
of             covenants or obligations on the part of the Landlord are
Landlord       concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the demised premises, and in the event of any transfer or transfers of the title to such fee the Landlord herein named (and in case of any subsequent transfers or conveyances the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this lease thereafter to be performed, provided that, any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the grantee and any amount then due and payable to the Tenant by the Landlord or then grantor under any provision of this lease, shall be paid to the Tenant, it being intended hereby that the covenants and obligations contained in this lease on the part of the Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

                                  ARTICLE XXVI

Acknowledgment      The Tenant agrees at any time and from time to time upon not
by Tenant      less than ten (10) days' prior written request by the Landlord to
that Lease     execute, acknowledge and deliver to the Landlord a statement in
is in Full     writing certifying that this lease is unmodified and in full
Force and      force and effect (or if there have been modifications that the
Effect         same is in full force and effect as modified and stating the modifications), and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the demised premises.

                                  ARTICLE XXVII

Landlord's          The specified remedies to which the Landlord may resort
Remedies       under the terms of this lease are cumulative and are not intended
Cumulative     to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provision of this lease. The failure of the Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option. A receipt by the Landlord of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by the Landlord of any provision of this lease shall be deemed to have been made unless expressed in writing and signed by the Landlord. In addition to the other remedies in this lease provided, the Landlord shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this lease.

                                 ARTICLE XXVIII

Successors          The covenants and agreements herein contained shall bind and
and Assigns    enure to the benefit of the Landlord, its successors and assigns, and the Tenant and its permitted successors and assigns.

                                  ARTICLE XXIX

Marginal            The marginal captions are inserted for convenience only and
Captions are not to be construed as part of this lease nor as affecting the meaning of the text of any paragraph hereof.

                                   ARTICLE XXX

Financial           Lessee covenants that (i) it will deliver to the Lessor as
Statements     soon as practicable and in any event within 90 days after the end of each fiscal year, profit and loss and income statements of the Lessee for such year and a balance sheet of the Lessee as of the end of such year, all in reasonable detail and certified by independent certified public accountants of recognized standing;
               and (ii) with reasonable promptness, Lessee will furnish such other financial data as Lessor may reasonably request.

                    IN WITNESS WHEREOF, the Landlord and the Tenant have
               respectively caused their corporate seals to be hereunto affixed and these presents to be signed by their respective duly authorized officers, the day and year first above written.

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                   By /s/ Wm. J. Rivers, Jr.
                                   ___________________________________________
WITNESS:                           Wm. J. RIVERS, Jr.  Vice President

/s/ Dora Sue Crews
____________________________       ATTEST:
DORA SUE CREWS
                                   /s/ J. F. Kozicki
/s/ Janet W. Still                 ____________________________________________
____________________________       J.F. Kozicki Assistant Secretary
JANET W. STILL                     SIMMONS COMPANY

                                   By /s/
                                   ____________________________________________
WITNESS:                                           President
/s/
____________________________       ATTEST:

/s/                                /s/
____________________________       ____________________________________________
                                   Assistant Secretary

                    Simmons Manufacturing Company, Inc.


                                        August 21, 1986


Resources Pension Shares 4
666 Third Avenue
New York, New York 10017

          Re:  Leased dated June 19, 1973 between The
               Prudential [illegible]
               and Simmons Co. [illegible]
               Tenant having [illegible]
               Company, Inc. ([illegible]
               December 28, 19[illegible]
               Jacksonville, Fl[illegible]
               ----------------

Gentlemen:

          We are the holder of the Ten [illegible]  pursuant to which we
lease certain premises (the [illegible]    building commonly known as 540
Beautyrest Avenue, Jacksonville, FL[illegible] 5. In order to induce you to make a mortgage loan to [illegible] Jacksonville Associates we hereby certify with respect to the Lease as follows:

          1. The Lease and the telegram dated November 28, 1973, constitute the only agreements between Landlord and Tenant with respect to the Demised Premises except as may be hereinafter set forth.

               (a) Rights of others pursuant to that certain Agreement dated February 1, 1974, between Seaboard Coast Line Railroad Company and The Prudential Insurance Company of America, and that certain Supplemental Agreement dated February 2, 1974, between Seaboard Coast Line Railroad Company, The Prudential Insurance Company of America and Simmons Company, relating to certain sidetracks serving the Premises.

               (b) Waiver of Lien and Consent to Installation dated July 29, 1981, by The Prudential Insurance Company of America in favor of Avco Financial Services Leasing Company, relating to certain computer equipment to be located in the Premises.

               (c) Consent to Installation and Waiver dated August 24, 1981, by The Prudential Insurance Company of America in favor of General Electric Credit Corporation, relating to certain telephone equipment to be located in the Premises.

          2. The commencement date of the Lease was July 1, 1973 and the termination date of the Lease shall be June 30, 2003, with an option on the part of Tenant to renew the Lease for two periods of 10 years.

          3. The Lease is in full force and effect and Tenant has no credit, offset or claim against the obligation to pay rent, by reason of prepayment or otherwise, under the Lease.

          4. As of this date, Tenant has no right to any free rental or any concession in or abatement of rent.

          5. All work to be performed by Landlord has been heretofore completed to satisfaction of Tenant.

          6. No default exists under the Lease on the part of either Landlord or Tenant.

          7.   (a)  The basic minimum annual rental is $155,500.

               (b) Tenant is responsible for the payment of all real estate taxes and other additional charges as set out in the Lease.

          8. Tenant has paid the net basic rental to and including the month of August, 1986.

          9. No installment of rent has been paid more than one (1) month in advance.

          10.  Tenant has deposited no security with Landlord.

                                        Very truly yours,

                                        Simmons Manufacturing
                                        Company, Inc.



                                        By: /s/ H. B. Smith
                                            --------------------------

                                The Prudential Insurance Company of America


The PRUDENTIAL



                                                  July 29, 1986





Simmons Company
Six Executive Park Drive, N. E.
Atlanta, Georgia  30348


                                Re:  540 Beautyrest Avenue
                                     Jacksonville, Florida

Dear Sirs:

     This letter is to confirm that the original lease concerning the referenced premises dated April 30, 1957, in favor of Simmons Company, was terminated and superseded by that certain Indenture of Lease dated June 19, 1973, between The Prudential Insurance Company of America as Landlord and Simmons Company as Tenant (the interest of the Tenant thereunder having been assigned to Simmons Manufacturing Company, Inc. by instrument dated December 28, 1979). No person or entity has any further right, title or interest in the premises by reason of the original April 30, 1957 lease.

                                        Very truly yours,

                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA



                                        By: /s/ M. E. Hunt
                                            ---------------------------
                                            Title:   Vice President
                                                  ---------------------


Agreed and confirmed:

SIMMONS COMPANY


By: /s/ Ken Bransen
    ----------------------------------
    Title: Vice President Fin Services
           ---------------------------

SIMMONS U.S.A.
P.O. BOX 105032
SIX EXECUTIVE PARK DRIVE, N.E.
ATLANTA, GA. 30348  404 321-3030



                                        May 23, 1986









E. J. Butler
Peoples Gas System, Inc.
29 East Adams Street - Box 330
Jacksonville, Florida  33201-0330

Re:  Security Deposit - 540 Beautyrest Avenue (Simmons)

Enclosed is the surety bond which you requested.

                                        Sincerely,

                                        /s/ Abe J. Schear

                                        Abe J. Schear
                                        Director of Legal Services

AJS/cet

Enclosure

cc:  Ms. Jane Holcombe/Jacksonville

                                 CALIFORNIA
                         ACKNOWLEDGEMENT BY SURETY

STATE OF CALIFORNIA
                         } ss.
COUNTY OF  Los Angeles
          --------------

On this  14th  day of    May    in the year 19 86 , before me   Dina
        ------        ---------                ---            -------------

Monsalve       personally appeared   Daniel Ortiz                         ,
- --------------                     ---------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as attorney-

in-fact of                   THE CONTINENTAL INSURANCE COMPANY
           ----------------------------------------------------------------
and acknowledged to me that the corporation executed it.


            OFFICIAL SEAL
            DINA MONSALVE
            NOTARY PUBLIC


                                                 /s/ Dina Monsalve
                                                 --------------------------
        MY COMMISSION EXPIRES                        Notary Public

                             LEGAL DESCRIPTION
                             -----------------


The real property, together with the buildings and improvements thereon erected, situated, lying and being in Duval County, Florida, and being bounded and described as follows:

     All that certain piece, parcel or tract of land, situate, lying and being in the County of Duval and State of Florida, known and described as:

     Beginning at an iron pipe in the west line of Story Road in the west half (W1/2) of the northeast quarter (NE1/4) of Section Nineteen (19), Township Two (2) South, Range Twenty-six (26) East, distant four hundred fifty (450) feet south of the southwest corner of said Story Road and Highway Avenue; thence south eighty-nine (89) degrees five
     (05) minutes twenty-three (23) seconds west and parallel to said Highway Avenue four hundred fifty (450) feet to an iron pipe; thence south no (0) degrees thirty-eight (38) minutes fifty-two (52) seconds east nine hundred fifty (950) feet to an iron pipe; thence north eighty-nine (89) degrees five (05) minutes twenty-three (23) seconds east four hundred fifty (450) feet to an iron pipe in the west line of said Story Road; thence north no (0) degrees thirty-eight (38) minutes fifty-two (52) seconds west along the west line of Story Road nine hundred fifty (950) feet to the point of beginning, containing nine and eight tenths (9.8) acres, more or less, and being substantially located as shown on copy of survey dated October 3, 1955, prepared by Robert M. Angas and Associates, a copy of which survey is attached to and a part of the deed to Lessee hereinafter referred to; and being a portion of Farm Tracts Forty-six (46), Forty-seven (47), Forty-eight
     (48), and Forty-nine (49), as shown on plat of Edgewood Farms, as same appears of record in Plat Book 6, page 58, public records of Duval County, Florida; together with that portion of a fifteen (15) foot strip shown on plat of Edgewood Farms as aforementioned lying south of said Farm Tract Forty-nine (49) and also a portion of the southwest quarter (SW1/4) of the northeast quarter (NE1/4) of said Section Nineteen (19).

     Excepting therefrom the following described property:

     Commence at an iron pipe located in the Westerly line of Beautyrest Road (formerly Story Road), said iron pipe being located one thousand four hundred (1,400.0) feet Southerly from the intersection of said Westerly line of Beautyrest Road with the Southerly line of Highway Avenue, said point of beginning being the Southeasterly corner of the Simmons Company tract.

     From the point of beginning thus described, run South eighty-nine degrees, five minutes, twenty-three seconds West (S-89(degrees) 05'23"W), along the Southerly boundary of said Simmons Company tract, one hundred seventy-nine and three tenths (179.3) feet to a point; run thence

     North eighty-four degrees, eighteen minutes, thirty-four seconds East (N-84(degrees) 18'34"E), a distance of one hundred eighty (180.0) feet to a point in the Westerly line of Beautyrest Road, said point being distant fifteen (15.0) feet Northerly from the point of beginning; run thence South zero degrees, thirty-eight minutes, fifty-two seconds
     East (S-0(degrees) 38'52"E), along the Westerly line of Beautyrest Road, fifteen (15.0) feet to the point of beginning, the land thus described containing 1,347.37 square feet, more or less.

                        S I M M O N S  C O M P A N Y

       EXECUTIVE OFFICE - 280 PARK AVENUE - NEW YORK, NEW YORK 10017





                                July 9, 1973


Mr. R. E. McWilliams
ATLANTA

Dear Mac:

The Prudential Insurance Company of America owns the Jacksonville, Florida plant property.

Attached is copy of the new lease agreement which indicates that currently we are paying a rental of $8,250. per month. As soon as the new warehouse is completed, and accepted by the Pru, they will pay us $850,000. less certain expenses and we, in turn, will lease this building with our rental being increased to $12,958.33 per month. A copy of this letter and the lease are being forwarded to Jacksonville.

If you have any questions, please do not hesitate to write me.

                                Yours very truly,

                                /s/ John

JPP:vs                          John P. Person
ATTACHMENT


cc  Messrs. W. H. Stewart
            C. J. Elliott

WU ISCS

+

SIMMONS CO ATL



008951A332 1020EST

ZCZC 001 ATLANTA GA

ZIP 32201

MR F L SNYDER

FLORIDA REAL ESTATE INVESTMENT OFFICE

PRUDENTIAL INSURANCE COMPANY

DUVAL COUNTY SCHOOL BOARD BLDG

1325 SAN MARCO BOULEVARD

JACKSONVILLE FLORIDA 32201

BT

THE PRUDENTIAL INSURANCE COMPANY IS HEREBY AUTHORIZED TO DISBURSE THE SUM

OF $850,000   TO AMERICAN TITLE INSURANCE COMPANY AS OUR AGENTS   UNDER THE

PROVISIONS OF THE INDENTURE OF LEASE DATED JUNE 19 1973   THIS DISBURSEMENT

ACKNOWLEDGES COMPLIANCE WITH REQUIREMENTS 1  2  AND 3 ON PAGE 2 OF THE

LEASE WITH INCREASED BASIC RENTAL BEGINNING DECEMBER 1  1973

SIMMONS CO

JOHN P PERSON

ATLANTA GA

NNNNEND





ACCEPTED

                          PEOPLES GAS SYSTEM, INC.

                                                  BOND No. BND 222-53-25
                                                  ANNUAL PREMIUM:  $100.00

                                SURETY BOND



  Surety Bond given by      Simmons U.S.A.            as Principal, at  the
                       ------------------------------

service address of     540  Beautyrest Avenue        , and THE  CONTINENTAL
                    ---------------------------------      ----------------

INSURANCE COMPANY    , as Surety, a corporation duly incorporated under the
- ---------------------

laws of the State of   NEW HAMPSHIRE     , and duly authorized and licensed
                     ---------------------

to transact  a surety  business in  the State  of Florida,  to Peoples  Gas

System, Inc. as Obligee  of   Jacksonville Division, 29 E. Adams St.,
                           ------------------------------------------------

Jacksonville, FL  32202
- ---------------------------------------------------------------------------
                                 (address)


  Pursuant to its authorized General Rules and Regulations for Gas Service, Obligee has required Principal to make a deposit in an amount approximately equivalent to twice its average monthly bill for gas utility services as a security and guaranty for prompt payment of the monthly utility bills to be rendered by Obligee.

  Obligee accepts this surety bond in lieu of cash as Principal's deposit.

  Principal and  Surety are bound to  Obligee in the sum  of      -----Five
                                                             --------------

Thousand-----       Dollars ($     5,000.00     ) for the payment of  which
- ------------------             -----------------

Principal  and  Surety   jointly  and  severally  bind   themselves,  their
successors, assigns and legal representatives.

  The condition of this obligation is such that if Principal shall promptly pay all amounts which may be due by Principal to Obligee for gas service in Principal's name at any or all premises, then this obligation shall be null and void; otherwise, it shall remain in full force and effect, subject only to the following provisions of this bond:

  1. This obligation shall run continuously and shall remain in full force and effect until and unless the bond is terminated and cancelled as provided herein or as otherwise provided by law. Surety may terminate this bond at any time by giving written notice to the Principal and Obligee of such intention by certified or registered mail, return receipt requested. The liability of Surety shall cease sixty (60) days after receipt of the termination notice by Obligee and Principal except as to any liability, debt, or other obligation incurred or accrued prior to the expiration of such 60-day period.


  2. Obligee may seek recovery under this bond against Surety immediately upon Principal's failure to pay when due all amounts owing by Principal to Obligee for gas service in the Principal's name at any or all premises, and Obligee shall not be required to bring any legal proceedings against Principal for recovery of such unpaid amounts as a condition precedent to recovery against Surety under this bond.


  3. Surety shall be deemed to consent to any extension or extensions of time granted to Principal in which to satisfy Principal's obligations to Obligee, and Surety hereby waives all notice with respect to Principal's obligations to Obligee including notice of all amounts due and notice of any extension(s) of time for payment.



4. If any proceedings are brought to enforce the obligations agreed to herein, Principal and Surety, jointly and severally, agree to pay all costs of collection, including reasonable attorneys' fees for Obligee's attorneys whether incurred at trial or on appeal.

  IN WITNESS  WHEREOF, Principal and  Surety have signed, sealed  and dated

this bond on this   14th   day of      MAY     , 19 86  .
                  --------        -------------     ----




ATTEST:                                 SIMMONS U.S.A.
                                        ---------------------------------
                                                    PRINCIPAL


/s/ Catherine E. Taylor                 By /s/ Abe J. Schear
- ------------------------------             ------------------------------
Notary Public, Georgia, State at Large
My Commission Expires Feb. 13, 1987

COUNTERSIGNED:

BY: /s/ Charlotte Smith-Wilkes          THE CONTINENTAL INSURANCE COMPANY
    --------------------------          ---------------------------------
    Charlotte Smith-Wilkes                           SURETY
JOHNSON & HIGGINS OF FLORIDA, INC.
9300 S. Dadeland Blvd., Miami, FL. 33156

                                        By /s/ Daniel Ortiz
                                           ------------------------------
                                        Daniel Ortiz   Attorney-in-Fact

                                                             March 25, 1981





TO:       Peter I. Reiter
          GULF + WESTERN

FROM:     C. K. Platt





I have been furnished a copy of your June 11, 1980 letter to the Manufacturers Hanover Trust Company covering the extension of our lease on the Columbus, Ohio manufacturing plant.

I would appreciate your returning to me my lease file on this location.








                                                       --------------------
CKP:st

The Prudential Insurance Company of America
No. 763 Broad Street
Newark, New Jersey

               RE: Lease dated June 19, 1973 between Simmons Company & The Prudential Insurance Company of America for premises 540 Beautyrest Avenue, Jacksonville, Florida
                    --------------------------------------------

Dear Sirs:

     In accordance with Article 12 of the above captioned Lease, please be advised that Simmons Company has assigned its interest in the Lease for the above captioned premises to Simmons Manufacturing Company, Inc. This Assignment is pursuant to an internal corporate reorganization.

     I would appreciate your consent to this Notice of Assignment by executing a copy of this letter where provided for below and returning the copy to my attention.

     If you have any questions in regard to same, please do not hesitate to contact me.


                                Very truly yours,

                                /s/ Peter I. Reiter

                                Peter I. Reiter

Accepted and Agreed to this
10th  day of March   , 1980.
- -----        --------

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By /s/ George C. Delem
   ------------------------

   Vice President

                                             August 13, 1986



TO:  File

RE:  Jacksonville - Sale of Plant



The Jacksonville plant is to be sold August 13, 1986 to Simmons
Jacksonville Associates with Financing From Resources Pension Shares 4. Much of the work is being coordinated by Mary Ellen Hunt of Prudential (395-8600).

I spoke with Ms. Hunt on August 8 and she requested signed estoppel, certificates of insurance and copies of insurance. I told her we would comply and asked for a letter of non-default.

Estoppel certificate was signed August 11, 1986 by H. Smith when Prudential brought non-default letter. Certificates of insurance were received August 11, 1986, however, the 10 day cancellation provision was not included. I spoke with M. E. Hunt and Steve Baker (Wickes) and Marsh & McClennan will handle via phone with Ms. Hunt. Marsh & McClennan's rep handling this is Marcella Brennan who works for Howard Schilling.





                                        --------------------

AJS/cet